Exhibit 99.1

Conference call:	Tuesday, August 7, 2007 at 11:00 A.M. EDT
Webcast / Replay URL:	http://www.ebix.com, Click on Investor Home Page
Dial-in numbers:	1-888-687-3295 Dial pass code 12403130

EBIX ANNOUNCES RECORD RESULTS WITH 75 CENTS DILUTED EPS

Revenue Rises Forty Percent to $9.8 Million in Q2 of 2007

ATLANTA, GA — August 6, 2007 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported record financial results for the second quarter of 2007. The results marked the highest EPS in any one quarter that the company has reported in its thirty one year history.

The company reported total revenue of $9.82 million for the second quarter of 2007, compared to $7.03 million for the second quarter of 2006, marking a forty percent increase in revenues.

Net income after taxes for the quarter rose sixty eight percent to $2.51 million, or $0.75 per diluted share, up from $1.50 million, or $0.48 per diluted share, in the second quarter of 2006 — an earnings per share growth of fifty six percent. Results for the second quarter of 2007 were based on 3.37 million weighted average diluted shares outstanding, as compared to 3.14 million in the second quarter of 2006. The company also reported basic earnings per share in the second quarter of 2007 of $0.85 as compared to $0.54 in the second quarter of 2006.

The company’s operating expenses for the quarter grew by thirty six percent to $7.51 million as compared to $5.52 million for the second quarter of 2006. The company attributed the increase primarily to the acquisition of Finetre in October 2006 as also partly to the acquisition of Infinity consulting in May 2006.

The company also reported that its cumulative net income at the end of six months of 2007 grew by 70 percent to $ 4.48 million as compared to cumulative net income of

$ 2.63 million at the end of six months of 2006. The six month cumulative diluted EPS for 2007 also grew by sixty two percent to $1.36 as compared to cumulative diluted EPS of $0.84 at the end of six months of 2006.

Robin Raina, president and CEO, Ebix said, “We are pleased that the second quarter results are in line with our expectations. We are especially pleased that net margins in the quarter grew to 26%. At the same time, we see these results simply as another positive step in the right direction rather than the destination by itself.”

Robin added: “In June, the company paid LaSalle bank $10 million to become a zero debt company. With $11.7 million of cash in the bank as of 30th June 2007 and an unused credit line from LaSalle worth $14 million, the company is presently well poised financially.”

Robin summarized, “We are focused on growing the company’s top line organically as also through sensible acquisitions. The challenge for us is to do so while ensuring that the net margins also go up in the process.”

About Ebix

A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s Web site at www.ebix.com.

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives.  The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements.  Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2006, included under “Item 1. Business — Risk Factors.”  Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

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(Financial tables follow)

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except for share and per share amounts)

	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,700	$5,013
Accounts receivable, less allowance of $58 and $36, respectively	9,680	7,973
Other current assets	1,185	913
Total current assets	22,565	13,899
Property and equipment, net	2,169	2,183
Goodwill	23,752	23,118
Intangible assets, net	6,994	7,867
Other assets	260	285
Total assets	$55,740	$47,352
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$0	$10,000
Accounts payable and accrued expenses	1,512	1,854
Accrued payroll and related benefits	950	1,549
Current portion of long term debt	1,061	1,006
Current portion of capital lease obligations	3	3
Current deferred rent	44	44
Deposits	98	—
Deferred revenue	6,318	5,552
Total current liabilities	9,986	20,008
Long term debt, less current portion	456	934
Long term capital lease obligation, less current portion	7	9
Long term deferred rent	230	235
Other Liabilities	—	—
Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized, 3,260,964 issued and 2,848,288 outstanding at June 30, 2007 and December 31, 2006	323	286
Additional paid-in capital	108,365	94,914
Treasury stock 8,890 shares repurchased as of June 30, 2007 and December 31, 2006	(149)	(149)
Accumulated deficit	(65,249)	(69,724)
Accumulated other comprehensive income	1,771	839
Total stockholders’ equity	45,061	26,166
Total liabilities and stockholders’ equity	$55,740	$47,352

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenue:
Services and other (Including revenues from related parties of $406, $702, $984 and $1,415, respectively)	$9,489	$6,601	$18,191	$11,754
Software	327	428	643	925
Total revenue	9,816	7,029	18,834	12,679
Operating expenses:
Services and other costs	1,718	1,359	3,284	2,690
Product development	2,198	1,099	4,048	1,968
Sales and marketing	1,078	650	2,030	1,240
General and administrative	1,899	1,997	3,686	3,361
Amortization and depreciation	625	417	1,250	731
Total operating expenses	7,518	5,522	14,298	9,990
Operating income	2,298	1,507	4,536	2,689
Interest income	136	59	207	138
Interest expense	(142)	(55)	(370)	(87)
Foreign exchange gain	122	46	127	88
Income before income taxes	2,414	1,557	4,500	2,828
Income tax expense	99	(59)	(25)	(195)
Net income	$2,513	$1,498	$4,475	$2,633

Basic earnings per common share	$0.85	$0.54	$1.54	$0.96

Diluted earnings per common share	$0.75	$0.48	$1.36	$0.84

Basic weighted average shares outstanding	2,973	2,759	2,911	2,754

Diluted weighted average shares outstanding	3,366	3,136	3,291	3,136

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Cash flows from operating activities:
Net income	$4,475	$2,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,250	731
Stock-based compensation	114	43
Restricted stock compensation	58	90
Provision for doubtful accounts	30	8
Changes in assets and liabilities:
Accounts receivable	(1,737)	(1,577)
Other assets	(247)	(3)
Accounts payable and accrued expenses	(342)	(126)
Accrued payroll and related benefits	(599)	(270)
Deferred revenue	766	35
Customer Deposits	98	—
Net cash provided by operating activities	3,866	1,564
Cash flows from investing activities:
Investment in Infinity	—	(3,001)
Deferred Rent	(5)	233
Capital expenditures	(315)	(326)
Net cash used in investing activities	(320)	(3,094)
Cash flows from financing activities:
Payments on line of credit	(10,000)
Proceeds from the issuance of common stock, net issuance costs	13,275
Payments of long term debt	(478)
Increase current portion of long term debt	55
Proceeds from the exercise of the stock options	37	123
Repurchase of common stock	—	(20)
Capital leases	(2)	14
Principal payments under debt obligations	—	(500)
Net cash used in financing activities	2,887	(383)
Effect of foreign exchange rates on cash	254	(388)
Net change in cash and cash equivalents	6,687	(2,301)
Cash and cash equivalents at the beginning of the period	5,013	6,733
Cash and cash equivalents at the end of the period	$11,700	$4,432

Supplemental disclosures of cash flow information:
Interest paid	$320	$—
Income taxes paid	$431	$228

CONTACT:

Jesenia Jurado

Ebix, Inc.

678 -281-2036 or jjurado@ebix.com